UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

MORGAN STANLEY ABS CAPITAL I INC.

(as depositor under the Pooling and Servicing Agreement, dated as of June 1, 2006, providing for the issuance of Mortgage Pass-Through Certificates, Series 2006-WMC2)

Morgan Stanley ABS Capital I Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-130694-06	13-3939229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On November 7, 2006, Morgan Stanley ABS Capital I Inc. (the “Depositor”) entered into Amendment No. 1 (the “Amendment”) to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the “Pooling and Servicing Agreement”), among Morgan Stanley ABS Capital I Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as servicer, securities administrator and custodian (the “Servicer”, the “Securities Administrator” and the “Custodian”), WMC Mortgage Corp. as responsible party (the “Responsible Party”) and Deutsche Bank National Trust Company as trustee (the “Trustee”), relating to the Morgan Stanley ABS Capital I Inc. Trust 2006-WMC2, Mortgage Pass-Through Certificates, Series 2006-WMC2. The full text of the Amendment is attached as Exhibit 4.2 to this Current Report on Form 8-K. Any terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

SECTION 9- Financial Statements and Exhibit

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable

	(b)	Not applicable

	(c)	Exhibits

Exhibit No.	Description
4.2
Amendment No. 1 to the Pooling and Servicing Agreement, dated as of June 1, 2006, among Morgan Stanley ABS Capital I Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as servicer, securities administrator and custodian (the “Servicer”, the “Securities Administrator” and the “Custodian”), WMC Mortgage Corp. as responsible party (the “Responsible Party”) and Deutsche Bank National Trust Company as trustee (the “Trustee”), relating to the Series 2006-WMC2 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 20, 2006

MORGAN STANLEY ABS CAPITAL I INC.

By: /s/ Stephen Shapiro
Name: Stephen Shaprio
Title: Managing Director

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.2	Amendment No. 1 to the Pooling and Servicing Agreement, dated as of June 1, 2006, among Morgan Stanley ABS Capital I Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as servicer, securities administrator and custodian (the “Servicer”, the “Securities Administrator” and the “Custodian”), WMC Mortgage Corp. as responsible party (the “Responsible Party”) and Deutsche Bank National Trust Company as trustee (the “Trustee”), relating to the Series 2006-WMC2 Certificates.	6

EXHIBIT 4.2